Exhibit 10.2

UNCONDITIONAL GUARANTY
(Michael J. Taglich)

June 9, 2016

For and in consideration of the loan by Heritage Bank of Commerce (“Lender”) to Bridgeline Digital, Inc. (“Borrower”), which loan is made pursuant to a Loan and Security Agreement between Borrower and Lender dated as of June 9, 2016 and as amended from time to time (the “Loan Agreement”), and acknowledging that Lender would not continue to lend to Borrower under the Loan Agreement without the benefit of this Guaranty, the undersigned guarantor (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Lender and performance by Borrower of the Loan Agreement and any other agreements between Borrower and Lender, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Loan Agreement.

1.     If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise to proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements; provided however that that the aggregate amount of Indebtedness for which Guarantor may be liable shall not exceed $2,000,000.

2.     If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3.     Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Lender in its sole discretion may determine.

4.     Guarantor waives any right to require Lender to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Lender’s power whatsoever. Lender may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Lender, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Lender. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Lender have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Lender now has or may hereafter have against Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Lender that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Lender shall not have any duty to advise Guarantor of information known to Lender regarding such condition or any such circumstances. Guarantor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

5.     Guarantor acknowledges that, to the extent Guarantor has or may have certain rights of subrogation or reimbursement against Borrower for claims arising out of this Guaranty, those rights may be impaired or destroyed if Lender elects to proceed against any real property security of Borrower by non-judicial foreclosure. That impairment or destruction could, under certain judicial cases and based on equitable principles of estoppel, give rise to a defense by Guarantor against its obligations under this Guaranty. Guarantor waives that defense and any others arising from Lender’s election to pursue non-judicial foreclosure. Without limiting the generality of the foregoing, Guarantor waives any and all benefits and defenses under California Code of Civil Procedure Sections 580a, 580b, 580d and 726, to the extent they are applicable.

6.     If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

7.     Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Lender in accordance with the subordination agreement between Borrower and Guarantor entered into on or around the date hereof; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the indebtedness of Borrower to Lender but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

8.     Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Lender’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Lender may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Lender and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Lender.

9.     Guarantor represents and warrants to Lender that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under any agreements to which it is party or by which it is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

10.     Guarantor covenants and agrees that Guarantor shall deliver to Bank on an annual basis (or more frequently as may be reasonably requested by Lender), Guarantor's financial statements as of the end of such period, and such other financial information Lender may reasonably request from time to time. At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to affect the purposes of this Guaranty.

11.     This Guaranty shall be governed by the laws of the State of California, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the jurisdiction of the state and federal courts located in Santa Clara County, California for purposes of this Guaranty and the Agreements. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Guaranty or any of the transactions contemplated herein shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq., before a referee sitting without a jury, such referee to be mutually acceptable or, if none, then selected by the Presiding Judge of the California Superior Court for Santa Clara County. This section shall not restrict the exercise of any non-judicial rights or remedies pursuant to applicable law.

12.     All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents.

13.     In the event that any signature to this Guaranty is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature page follows]

In Witness Whereof, the undersigned Guarantor has executed this Guaranty as of the date set forth above.

Michael J. Taglich

STATE OF

COUNTY OF                                                                          ss.

On                                                , 20             before me,                                                                           , Notary Public, personally appeared                                                             ,who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing is true and correct.

WITNESS my hand and official seal.

Place Notary Seal Above	Signature of Notary Public

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